Exhibit 99.1

Qualys Announces Second Quarter 2023 Financial Results

Revenue Growth of 14% Year-Over-Year

GAAP EPS: $0.95; Non-GAAP EPS: $1.27

Raises 2023 GAAP EPS Guidance to $3.07-$3.22

Raises 2023 Non-GAAP EPS Guidance to $4.50-$4.65

FOSTER CITY, Calif., – August 3, 2023 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the second quarter ended June 30, 2023. For the quarter, the Company reported revenues of $137.2 million, net income under United States Generally Accepted Accounting Principles (“GAAP”) of $35.4 million, non-GAAP net income of $47.5 million, Adjusted EBITDA of $65.8 million, GAAP net income per diluted share of $0.95, and non-GAAP net income per diluted share of $1.27.

“We’re pleased to report another quarter of healthy revenue growth, strong profitability and cash-flow generation,” said Sumedh Thakar, Qualys’ president and CEO. “Our growing leadership as a trusted cybersecurity risk management platform of record and our outstanding financial performance in the quarter stand as a testament to Qualys’ continuous innovation in protecting customer environments. By offering comprehensive cyber risk posture assessment and response prioritization capabilities through a natively integrated platform, we believe Qualys is transforming the value proposition of conventional vulnerability management technologies and laying a firm foundation for future growth.”

Second Quarter 2023 Financial Highlights

Revenues: Revenues for the second quarter of 2023 increased by 14% to $137.2 million compared to $119.9 million for the same quarter in 2022.

Gross Profit: GAAP gross profit for the second quarter of 2023 increased by 17% to $110.5 million compared to $94.8 million for the same quarter in 2022. GAAP gross margin was 81% for the second quarter of 2023 compared to 79% for the same quarter in 2022. Non-GAAP gross profit for the second quarter of 2023 increased by 16% to $113.0 million compared to $97.5 million for the same quarter in 2022. Non-GAAP gross margin was 82% for the second quarter of 2023 compared to 81% for the same quarter in 2022.

Operating Income: GAAP operating income for the second quarter of 2023 increased by 30% to $42.8 million compared to $33.0 million for the same quarter in 2022. As a percentage of revenues, GAAP operating income was 31% for the second quarter of 2023 compared to 28% for the same quarter in 2022. Non-GAAP operating income for the second quarter of 2023 increased by 26% to $59.6 million compared to $47.3 million for the same quarter in 2022. As a percentage of revenues, non-GAAP operating income was 43% for the second quarter of 2023 compared to 39% for the same quarter in 2022.

Net Income: GAAP net income for the second quarter of 2023 increased by 33% to $35.4 million, or $0.95 per diluted share, compared to $26.6 million, or $0.67 per diluted share, for the same quarter in 2022. As a percentage of revenues, GAAP net income was 26% for the second quarter of 2023 compared to 22% for the same quarter in 2022. Non-GAAP net income for the second quarter of 2023 was $47.5 million, or $1.27 per diluted share, compared to $35.3 million, or $0.89 per diluted share, for the same quarter in 2022. As a percentage of revenues, non-GAAP net income was 35% for the second quarter of 2023 compared to 29% for the same quarter in 2022.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2023 increased by 21% to $65.8 million compared to $54.4 million for the same quarter in 2022. As a percentage of revenues, Adjusted EBITDA was 48% for the second quarter of 2023 compared to 45% for the same quarter in 2022.

Operating Cash Flow: Operating cash flow for the second quarter of 2023 increased by 52% to $51.5 million compared to $33.8 million for the same quarter in 2022. As a percentage of revenues, operating cash flow was 38% for the second quarter of 2023 compared to 28% for the same quarter in 2022.

Second Quarter 2023 Business Highlights

•

Qualys’ VMDR was recognized by SC Awards Europe for best vulnerability management solution, and peer review site G2 named Qualys’ VMDR the top Risk-based vulnerability product in its summer 2023 G2 Grid Report.

•	The relationship between Qualys and Cowbell was expanded as Cowbell added Qualys’ External Attack Surface Management (EASM) real-time intelligence feed to access clients’ risk posture.

•

Demonstrated the company’s cutting-edge innovation and industry leadership to over 500 participants during the Qualys Security Conferences held in London and Munich. Additionally, Qualys solutions were prominently featured at ServiceNow Knowledge 23.

Financial Performance Outlook

Based on information as of today, August 3, 2023, Qualys is issuing the following financial guidance for the third quarter and full year fiscal 2023. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.

Third Quarter 2023 Guidance: Management expects revenues for the third quarter of 2023 to be in the range of $140.5 million to $141.5 million, representing 12% to 13% growth over the same quarter in 2022. GAAP net income per diluted share is expected to be in the range of $0.71 to $0.76, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $1.10 to $1.15, which assumes a non-GAAP effective income tax rate of 24%. Third quarter 2023 net income per diluted share estimates are based on approximately 37.3 million weighted average diluted shares outstanding for the quarter.

Full Year 2023 Guidance: Management now expects revenues for the full year of 2023 to be in the range of $553.0 million to $555.0 million, representing 13% growth over 2022, down from the previous guidance range of $553.0 million to $557.0 million. GAAP net income per diluted share is expected to be in the range of $3.07 to $3.22, up from the previous guidance range of $2.58 to $2.73. This assumes an effective income tax rate of 24%. Non-GAAP net income per diluted share is expected to be in the range of $4.50 to $4.65, up from the previous guidance range of $4.13 to $4.28. This assumes a non-GAAP effective income tax rate of 24%. Full year 2023 net income per diluted share estimates are based on approximately 37.4 million weighted average diluted shares outstanding.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the third quarter and full year 2023 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the third quarter and full year 2023. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its second quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Thursday, August 3, 2023. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Blair King

Vice President, Investor Relations and Corporate Development

(650) 801-6299

ir@qualys.com

About Qualys

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.

The Qualys Cloud Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.

Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2023; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the third quarter and full year 2023. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment (net of proceeds from disposal) and principal payments under finance lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 24% in 2023 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$137,209	$119,893	$267,892	$233,313
Cost of revenues (1)	26,662	25,046	53,616	49,048

Gross profit	110,547	94,847	214,276	184,265
Operating expenses:
Research and development (1)	27,424	24,791	55,219	47,898
Sales and marketing (1)	26,241	23,730	51,869	43,872
General and administrative (1)	14,055	13,333	29,183	25,967

Total operating expenses	67,720	61,854	136,271	117,737

Income from operations	42,827	32,993	78,005	66,528
Other income (expense), net:
Interest income	3,809	839	6,206	1,357
Other income (expense), net	(959)	(1,710)	(1,175)	(2,420)

Total other income (expense), net	2,850	(871)	5,031	(1,063)

Income before income taxes	45,677	32,122	83,036	65,465
Income tax provision	10,295	5,526	18,549	13,459

Net income	$35,382	$26,596	$64,487	$52,006

Net income per share:
Basic	$0.96	$0.69	$1.75	$1.34

Diluted	$0.95	$0.67	$1.72	$1.31

Weighted average shares used in computing net income per share:
Basic	36,842	38,738	36,954	38,864

Diluted	37,435	39,689	37,551	39,844

(1) Includes stock-based compensation as follows:
Cost of revenues	$1,717	$1,273	$3,309	$2,355
Research and development	5,103	3,541	10,063	6,828
Sales and marketing	2,897	2,305	5,351	4,334
General and administrative	6,288	5,701	13,315	11,048

Total stock-based compensation, net of amounts capitalized	$16,005	$12,820	$32,038	$24,565

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$186,145	$173,719
Short-term marketable securities	163,107	147,608
Accounts receivable, net	124,912	121,795
Prepaid expenses and other current assets	34,017	30,216

Total current assets	508,181	473,338
Long-term marketable securities	38,838	59,206
Property and equipment, net	40,350	47,428
Operating leases—right of use asset	27,992	33,752
Deferred tax assets, net	54,891	45,412
Intangible assets, net	11,258	12,801
Goodwill	7,447	7,447
Restricted cash	2,700	2,700
Other noncurrent assets	17,927	18,857

Total assets	$709,584	$700,941

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,160	$2,808
Accrued liabilities	52,637	42,592
Deferred revenues, current	302,446	293,728
Operating lease liabilities, current	11,877	13,060

Total current liabilities	369,120	352,188
Deferred revenues, noncurrent	34,774	23,490
Operating lease liabilities, noncurrent	22,872	29,121
Other noncurrent liabilities	5,800	7,013

Total liabilities	432,566	411,812
Stockholders’ equity:
Common stock	37	37
Additional paid-in capital	534,010	512,486
Accumulated other comprehensive loss	(1,716)	(1,947)
Accumulated deficit	(255,313)	(221,447)

Total stockholders’ equity	277,018	289,129

Total liabilities and stockholders’ equity	$709,584	$700,941

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flow from operating activities:
Net income	$64,487	$52,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	14,446	17,552
Provision for credit loss	160	297
Loss on disposal of property and equipment	—	5
Loss on non-marketable securities	533	—
Stock-based compensation, net of amounts capitalized	32,038	24,565
Amortization (accretion) of premiums (discount) on marketable securities, net	(1,412)	1,158
Deferred income taxes	(9,122)	(10,861)
Changes in operating assets and liabilities:
Accounts receivable	(3,277)	11,009
Prepaid expenses and other assets	(7,450)	(1,085)
Accounts payable	(813)	917
Accrued liabilities and other noncurrent liabilities	8,736	3,830
Deferred revenues	20,002	13,458

Net cash provided by operating activities	118,328	112,851

Cash flow from investing activities:
Purchases of marketable securities	(159,392)	(177,171)
Sales and maturities of marketable securities	167,120	173,922
Purchases of property and equipment	(5,455)	(11,150)

Net cash provided by (used in) investing activities	2,273	(14,399)

Cash flow from financing activities:
Repurchase of common stock	(108,817)	(117,813)
Proceeds from exercise of stock options	7,148	9,073
Payments for taxes related to net share settlement of equity awards	(9,494)	(8,161)
Proceeds from issuance of common stock through employee stock purchase plan	2,988	2,086

Net cash used in financing activities	(108,175)	(114,815)

Net increase (decrease) in cash, cash equivalents and restricted cash	12,426	(16,363)
Cash, cash equivalents and restricted cash at beginning of period	176,419	138,528

Cash, cash equivalents and restricted cash at end of period	$188,845	$122,165

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

ADJUSTED EBITDA

(unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$35,382	$26,596	$64,487	$52,006
Net income as a percentage of revenues	26%	22%	24%	22%
Depreciation and amortization of property and equipment	6,230	7,097	12,902	14,372
Amortization of intangible assets	772	1,474	1,544	3,180
Income tax provision	10,295	5,526	18,549	13,459
Stock-based compensation	16,005	12,820	32,038	24,565
Other income (expense), net	(2,850)	871	(5,031)	1,063

Adjusted EBITDA	$65,834	$54,384	$124,489	$108,645

Adjusted EBITDA as a percentage of revenues	48%	45%	46%	47%

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Cost of revenues	$26,662	$25,046	$53,616	$49,048
Less: Stock-based compensation	(1,717)	(1,273)	(3,309)	(2,355)
Less: Amortization of intangible assets	(747)	(1,389)	(1,494)	(3,009)

Non-GAAP Cost of revenues	$24,198	$22,384	$48,813	$43,684

GAAP Gross profit	$110,547	$94,847	$214,276	$184,265
Plus: Stock-based compensation	1,717	1,273	3,309	2,355
Plus: Amortization of intangible assets	747	1,389	1,494	3,009

Non-GAAP Gross Profit	$113,011	$97,509	$219,079	$189,629

GAAP Research and development	$27,424	$24,791	$55,219	$47,898
Less: Stock-based compensation	(5,103)	(3,541)	(10,063)	(6,828)
Less: Amortization of intangible assets	(25)	(85)	(50)	(171)

Non-GAAP Research and development	$22,296	$21,165	$45,106	$40,899

GAAP Sales and marketing	$26,241	$23,730	$51,869	$43,872
Less: Stock-based compensation	(2,897)	(2,305)	(5,351)	(4,334)

Non-GAAP Sales and marketing	$23,344	$21,425	$46,518	$39,538

GAAP General and administrative	$14,055	$13,333	$29,183	$25,967
Less: Stock-based compensation	(6,288)	(5,701)	(13,315)	(11,048)

Non-GAAP General and administrative	$7,767	$7,632	$15,868	$14,919

GAAP Operating expenses	$67,720	$61,854	$136,271	$117,737
Less: Stock-based compensation	(14,288)	(11,547)	(28,729)	(22,210)
Less: Amortization of intangible assets	(25)	(85)	(50)	(171)

Non-GAAP Operating expenses	$53,407	$50,222	$107,492	$95,356

GAAP Income from operations	$42,827	$32,993	$78,005	$66,528
Plus: Stock-based compensation	16,005	12,820	32,038	24,565
Plus: Amortization of intangible assets	772	1,474	1,544	3,180

Non-GAAP Income from operations	$59,604	$47,287	$111,587	$94,273

GAAP Net income	$35,382	$26,596	$64,487	$52,006
Plus: Stock-based compensation	16,005	12,820	32,038	24,565
Plus: Amortization of intangible assets	772	1,474	1,544	3,180
Less: Tax adjustment	(4,704)	(5,619)	(9,440)	(8,917)

Non-GAAP Net income	$47,455	$35,271	$88,629	$70,834

GAAP Net income per share:
Basic	$0.96	$0.69	$1.75	$1.34

Diluted	$0.95	$0.67	$1.72	$1.31

Non-GAAP Net income per share:
Basic	$1.29	$0.91	$2.40	$1.82

Diluted	$1.27	$0.89	$2.36	$1.78

Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	36,842	38,738	36,954	38,864

Diluted	37,435	39,689	37,551	39,844

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2023	2022
GAAP Cash flows provided by operating activities	$118,328	$112,851
Less:
Purchases of property and equipment, net of proceeds from disposal	(5,455)	(11,150)

Non-GAAP Free cash flows	$112,873	$101,701

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,
	2023	2022
GAAP Revenue	$137,209	$119,893
GAAP Revenue growth compared to same quarter of prior year	14%	20%
Plus: Current deferred revenue at June 30	302,446	275,725
Less: Current deferred revenue at March 31	(296,516)	(266,934)

Non-GAAP Calculated current billings	$143,139	$128,684

Calculated current billings growth compared to same quarter of prior year	11%	18%